Exhibit 99.1

Amaze Forms Strategic Partnership with Parler Cloud Technologies, the Parent Company of Pulse, and Announces $6 Million Above-Market Investment by Parler

Collaboration Integrates Amaze’s E-Commerce Platform into Parler’s Social Media Ecosystem; Investment Underscores Confidence and Value in Amaze’s Creator-First Model

NEWPORT BEACH, Calif., Aug. 11, 2025 – Amaze Holdings, Inc. (NYSE American: AMZE) (“Amaze”) a global leader in creator-powered commerce, today announced a strategic partnership with Parler Cloud Technologies (“Parler”), the parent company of Pulse, and an above-market investment by Parler to purchase common stock and warrants of Amaze.

The partnership will integrate Amaze’s e-commerce platform into Parler’s social media properties, including PlayTV and Parler.com. The integration will enable creators to sell products directly through Parler’s growing network, furthering Amaze’s mission to power creator monetization at scale.

The investment is pursuant to a securities purchase agreement under which Parler has agreed to buy one million shares of Amaze common stock at $6 per share, a premium to Amaze’s current share price, and three-year warrants to purchase up to an additional one million Amaze shares at $7.50 per share. This amounts to a $6 million current investment and up to $7.5 million additional investment upon exercise of the warrants.

“At Amaze, we are committed to being the first-party commerce engine for creators worldwide,” said Aaron Day, Chairman and CEO of Amaze Holdings, Inc. “We believe that this strategic partnership and investment by Parler is proof positive of the progress Amaze has made to date as being a best-in-class solution. Parler’s platforms are gaining traction globally, championing creators of all backgrounds, creator-first monetization and modern technology. Together, our companies can deliver powerful tools such as next-generation cloud services, payment services and connectivity across all social media’s global needs. This unlocks new opportunities for creators to build sustainable businesses.”

Day added, “This partnership aligns with a broader industry shift toward the convergence of social media, social commerce and modern payment solutions. Most social media platforms were built 10-20 years ago and there is a need for a modern commerce stack to keep pace with the needs of creators and fans. By integrating with Parler, we’re giving creators a platform built on cutting-edge infrastructure, transparency and global commerce capabilities. We believe our platform and engine will serve as a major contributor to value creation for our clients, and ultimately all of our shareholders.”

The integration is expected to roll out by the end of the year, with Amaze serving as Parler’s primary e-commerce partner. The closing of the investment by Parler is subject to customary due diligence within 60 days or less.

For investor information, please contact IR@amaze.co

For press inquiries, please contact PR@amaze.co

About Amaze:
Amaze Software, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

About Parler Cloud Technologies:

Parler Cloud Technologies is a next-generation cloud infrastructure provider specializing in private cloud hosting, CDN services, and blockchain-powered digital ecosystems. As an Open Compute Project (OCP) Solution Provider, Parler Cloud delivers Infrastructure-as-a-Service (IaaS) solutions designed for performance, security, and decentralization. Its infrastructure powers the Parler ecosystem and third-party businesses, ensuring high-performance content delivery and secure cloud hosting.

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about our strategies, partnerships, initiatives, growth, investments, revenues, expenditures, the size of our market, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.